SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549

                              FORM 8-K

                          CURRENT REPORT
    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        November 25, 2014
                          Date of Report
                (Date of Earliest Event Reported)

                        GREYS CORPORATION
         (Exact Name of Registrant as Specified in its Charter)

               FALL VALLEY ACQUISITION CORPORATION
         (Former Name of Registrant as Specified in its Charter)

Delaware                    000-55228                    47-1376029
(State or other
jurisdiction          (Commission File Number)         (IRS Employer
of incorporation)                                   Identification No.)

                     #440-1311 Meridian Street
                     Edmonton, Alberta T6S 1G9
         (Address of principal executive offices) (zip code)

                          780-442-0450
         (Registrant's telephone number, including area code)

                        215 Apolena Avenue
                  Newport Beach, California 92662
          (Former Address of Principal Executive Offices)

ITEM 3.02 Unregistered Sales of Equity Securities

   On November 18, 2014 Greys Corporation (formerly Fall Valley Acquisition Corporation) (the "Registrant" or the "Company") issued 3,000,000 shares of its common stock pursuant to Section 4(2) of the Securities Act of 1933 at par representing 92.3% of the total outstanding 3,250,000 shares of common stock as follows:

               3,000,000 Rajan Ahluwalia

  With the issuance of the 3,000,000 shares of stock and the redemption of 19,750,000 shares of stock (discussed below), the Company effected a change in its control and the new majority shareholder(s) elected new management of the Company. The Company may develop its business plan by future acquisitions or mergers but no agreements have been reached regarding any acquisition or other business combination. The Company changed its name as part of the change in control. If the Company makes any acquisitions, mergers or other business combination, the Company will file a Form 8-K but until such time the Company remains a shell company.

ITEM 5.01     Changes in Control of Registrant

    On November 17, 2014 the following events occurred which resulted in a change of control of the Registrant:

    1. The Registrant redeemed an aggregate of 19,750,000 of the then 20,000,000 shares of outstanding stock at a redemption price of $.0001 per share for an aggregate redemption price of $1,975.

    2.   The then current officers and directors resigned.

    3.   New officer(s) and director(s) were appointed and elected.

  The disclosure required by Item 5.01(a)(8) of Form 8-K was previously filed with the Securities and Exchange Commission on Form 10-12G filed on June 18, 2014 as amended and supplemented by the information contained in this report.

    The Registrant intends to establish paper recycling facilities across the United States. Each anticipated facility will utilize state-of-the-art equipment and processing technologies to recycle paper waste into reusable products. Management of the Company is currently an officer of Greys Paper Recycling Industries Ltd., a Canadian-based company that operates a citywide paper-recycling program in Edmonton, Alberta, Canada. That company utilizes the model intended for the United States facilities in that it captures vast quantities of paper waste and recycles such paper waste through state-of-the-art equipment to produce new paper products. Those new paper products are then sold back to the originator of the paper waste for reuse. The recycling facilities are anticipated to be located near large paper waste generators which will facilitate ease of transport, collection and redistribution.

ITEM 5.02     Departure of Directors or Principal Officers;
              Election of Directors

    On November 17, 2014, James M. Cassidy resigned as the Registrant's president, secretary and director.

    On November 17, 2014, James McKillop resigned as the Registrant's vice president and director.

    On November 17, 2014, Rajan Ahluwalia was named the director of the Registrant.

    On November 17, 2014, Rajan Ahluwalia was appointed Chief Executive Officer, Secretary and Treasurer.

    Rajan Ahluwalia serves as director and Chief Executive Officer of the Registrant. Mr. Ahluwalia received a B.Sc Degree from Bombay University, Bombay, India. Mr. Ahlusalia has always been very interested in the environment and recycling and established the first closed loop recycling plant for paper in Canada. The plant is located in the Edmonton Waste Management Centre on seven acres leased from the City of Edmonton and currently employs an average of 85 people. Mr. Ahluwalia envisions the recycling of used cotton clothing into paper.

                     SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.


                                  GREYS CORPORATION


Date: November 26, 2014           Rajan Ahluwalia
                                  Chief Executive Officer